Exhibit 107.1

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Alpha Capital Holdco Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares(2)	457(f)(1)	90,750,000	$9.87(3)	$895,702,500.00	$92.70 per $1,000,000.00(4)	$83,031.62
Fees Previously Paid	Equity	Ordinary Shares	—	—	—	—	—	—
Fees to Be Paid	Other	Warrants to purchase Ordinary Shares(5)	457(g)	18,500,000	—	—	—	—(6)
Fees Previously Paid	Other	Warrants to purchase Ordinary Shares	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts				—	—	—	$83,031.62
	Total Fees Previously Paid				—	—	—	—
	Total Fee Offsets				—	—	—	—
	Net Fee Due				—	—	—	$83,031.62

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

The number of shares of Class A ordinary shares, par value $0.001 per share, of New Semantix (as defined in the accompanying proxy statement/prospectus) (the “New Semantix Ordinary Shares”) to be issued in respect of (i) 23,000,000 shares of Class A ordinary shares, par value $0.0001 per share, underlying units issued in Alpha Capital Acquisition Company’s (“Alpha”) initial public offering (“Alpha Class A Ordinary Shares”) issued and outstanding immediately prior to the First Merger (as defined in the accompanying proxy statement/prospectus), which shall convert into an equal number of New Semantix Ordinary Shares in connection with the proposed transaction described in the accompanying proxy statement/prospectus, (ii) 5,750,000 shares of Class B ordinary shares, par value $0.0001 per share, of Alpha issued and outstanding immediately prior to the First Merger held by Alpha Capital Sponsor LLC (the “Sponsor”), which shall convert into an equal number of New Semantix Ordinary Shares in connection with the proposed transaction described in the accompanying proxy statement/prospectus and (iii) 62,000,000 New Semantix Ordinary Shares to be issued in respect of (a) the product obtained by multiplying the 1,649,613 shares of Class A ordinary shares, par value $0.01 per share, of Newco (as defined in the accompanying proxy statement/prospectus) estimated to be issued and outstanding immediately prior to the Third Merger (as defined in the accompanying proxy statement/prospectus), by the exchange ratio set forth in the Business Combination Agreement (as defined in the accompanying proxy statement/prospectus) for the Third Merger and (b) 4,643 Vested Semantix Options as defined in the accompanying proxy statement/prospectus) as of immediately prior to the Third Effective Time (as defined in the accompanying proxy statement/prospectus), which will automatically be “net exercised” in full immediately prior to the Third Effective Time and converted into a number of New Semantix Ordinary Shares determined in accordance with the exchange ratio as set forth in the Business Combination Agreement.

(3)

Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of Alpha Class A Ordinary Shares on the Nasdaq Capital Market on January 28, 2022 ($9.87 per Class A ordinary share).

(4)	Pursuant to Section 6(b) of the Securities Act, a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.
(5)

The number of warrants to purchase New Semantix Ordinary Shares being registered represents (i) 11,500,000 warrants to purchase one Alpha Class A Ordinary Share underlying the units issued in Alpha’s initial public offering and (ii) 7,000,000 warrants to purchase one Alpha Class A Ordinary Share issued to the Sponsor in a private placement simultaneously with the closing of Alpha’s initial public offering.

(6)	No fee pursuant to Rule 457(g) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—